Exhibit 10.2
LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made this 19th day of April, 2006 (the “Effective Date”), between C&L Partnership, Ltd., a Texas Limited Partnership (“Landlord”), and Powell Industries, Inc., a Delaware Corporation (“Tenant”) upon the following terms and conditions:
1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, an approximate 9.87 acre tract (the “Land”) and the building commonly designated 12301 Kurland Drive, Building B, Houston, Harris County, Texas, containing approximately 138,617 square feet, (the “Building”) (the Land and the Building being collectively referred to herein as the “Premises,”) to have and to hold for the Lease Term (as hereinafter defined), subject to the terms, covenants and conditions of this Lease, the Premises being further described on the site plan of the Premises being attached hereto as Exhibit “A”, and being fully incorporated herein. Both parties acknowledge that the square footage calculation provided above is an estimate, and Tenant shall not have any right or remedy if the calculation is not accurate. Tenant has had the opportunity to review and accept the Premises and hereby waives any variances in the actual size of the Premises from the estimation provided herein.
2. TERM. The term of this Lease shall be for 87 months, beginning on May 1, 2006 (the “Commencement Date”), and ending on midnight on July 31, 2013 (the “Lease Term”). During the last 180 days of the Lease Term, Landlord shall have the right to place signs on the Premises advertising it for rent. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, or erect or install any signs, windows or door lettering without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant is hereby granted the right, at its sole cost and expense, to install two exterior signs on the Building identifying the Tenant, provided that Tenant shall have obtained all permits and approvals from all applicable governmental authorities prior to commencing work on the signs. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Landlord shall permit Tenant and Tenant’s contractors to enter the Premises (all at no charge prior to Tenant’s occupancy of the Premises), from and after the Effective Date in order to begin Tenant’s Work and/or install Tenant’s furniture, fixtures and equipment within the Premises in accordance with Exhibit “C” hereto, and to occupy the Premises following completion of Tenant’s Work, subject to all terms and provisions of this Lease other than the payment of Base Rent or Tenant’s Additional Rent (which such payment obligations shall not commence until the Rent Commencement Date, all as hereinafter defined).
3. ACCEPTANCE. Tenant acknowledges that it has had the opportunity to fully inspect the Premises and (except for Landlord’s repair and maintenance obligations provided in Section 9 of this Lease) accepts the Premises in its present “As Is” condition. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. In no event shall Landlord be liable for any defects in the

Premises or for any limitation on its use.
WAIVER. TENANT ACCEPTS THE PROPERTY IN ITS CURRENT CONDITION, “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AND EXPRESSLY WAIVE AND DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. FURTHER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT AGREES THAT TENANT’S OBLIGATION TO PAY BASE RENT AND OTHER SUMS HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY BASE RENT AND SUCH OTHER SUMS, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF SUCH OBLIGATIONS, WHETHER EXPRESS OR IMPLIED.
4. RENT.
(A). Base Rent. Tenant shall pay to Landlord in advance, without demand, deduction or set-off, (except as may be expressly set forth in this Lease) monthly installments of Base Rent and Additional Rent on or before the first day of each calendar month, to Landlord, or its assigns, at Premier Property Services Inc. (c/o C&L Partnership), 9225 Katy Freeway, Suite 202, Houston, Texas 77024, or at such other address as Landlord may designate from time to time in writing, with the monthly Base Rent for the Lease Term being as follows:

Months 1-3:	$ 0.00 per month
Months 4-63:	$33,268.08 per month
Months 64-87:	$34,654.25 per month
As used herein, the “Rent Commencement Date” shall be August 1, 2006. The Base Rent due and payable for the fourth month shall be due and payable in advance on the Effective Date and the Security Deposit (as hereafter defined) shall be due and payable on the Effective Date, with the Additional Rent for the fourth month being due on or before the first day of that fourth month. Payments of Base Rent for any fractional calendar month shall be prorated. If Tenant is delinquent in any monthly installment of Base Rent, Additional Rent or any other sums due hereunder, Tenant shall pay to Landlord on demand a late charge equal to 5% of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder, except where expressly provided in this Lease.
(B). Operating Expense Payments. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, the Additional Rent (as hereinafter defined). Payments thereof for any fractional calendar month shall be prorated. Landlord shall, at least 30 days prior to the Rent Commencement Date, notify Tenant of the amount of Tenant’s Estimated Additional Rent (as hereinafter defined) for the remainder of calendar year 2006 and January 2007, and thereafter Landlord shall notify Tenant of Tenant’s Estimated Additional Rent for each successive calendar year following the Rent Commencement Date no later than October 31 of the previous calendar year. Notwithstanding the foregoing, Tenant acknowledges that Landlord has no basis by which to provide it with Tenant’s Estimated Additional Rent for 2006 until the end of the calendar year, and therefore, Landlord will provide Tenant with the 2007 Tenant’s Estimated Additional Rent on or before January 31, 2007. As used herein, “Tenant’s Estimated Additional Rent” shall mean Landlord’s reasonable advance estimate of Tenant’s Additional Rent which will become due during the ensuing calendar year. Notwithstanding the foregoing or any other provision of this Lease, there shall be no Tenant’s Estimated Additional Rent or Tenant’s Additional Rent due hereunder until the Rent Commencement Date, the period from the Commencement Date through and including the day prior to the Rent Commencement Date, being a “free-rent” period. “Additional Rent” as used herein is defined as all additional costs assessed to Tenant herein above the Base Rent amount, including, without limitation, the Operating Expenses, Taxes, utilities, Landlord’s insurance premiums and late rental charges.
The term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs and pays in connection with the ownership, operation, and maintenance of the Premises, including but not limited to the following:
(a)	wages and salaries (including, but not limited to, management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, and maintenance, of the Premises, including, but not by way of limitation, taxes, insurance and benefits relating thereto, but specifically excluding the wages or salaries of any of Landlord’s officers or executives;

(b)	all supplies and materials used in the operation, maintenance, repair, and replacement of the Premises;

(c)	annual cost of all capital improvements made to the Premises which although capital in nature can reasonably be expected to reduce the normal operating costs of the Premises, as well as all capital improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(d)	cost of any insurance or insurance related expense applicable to the Premises which is to be paid by Tenant pursuant to the terms herein but is paid by Landlord due to Tenant’s failure to comply with the insurance provisions found in Section 11 herein;

(e)	all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Premises, excluding, however, federal and state taxes on income (collectively, “Taxes”); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Premises, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Premises, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof;

(f)	cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair or replacement of the Premises (including, without limitation, window cleaning, exterior painting, mowing, trash collection, snow, ice, debris and waste removal, and landscape maintenance) and all expenses and costs (including legal fees and expenses) incurred for the benefit of the Premises (e.g., tax disputes); and

(g)	cost of repairs assessed to Tenant pursuant to Section 9 herein.
(C). Notwithstanding anything in this Lease to the contrary, the following items shall be excluded from Operating Expenses:
(1) repairs or other work occasioned by (A) casualty that leads to repairs which are the responsibility of Landlord as provided herein and are covered by Landlord’s insurance required herein or (B) governmental authorities in eminent domain;
(2) any costs or expense incurred for the removal, abatement or remediation of hazardous or toxic materials in or about the Premises that is not the responsibility of Tenant as required herein;
(3) finder’s fees, real estate brokers’ commissions, marketing costs, advertising expenses or any other cost or expense (including without limitation costs of any inducements provided to tenants, tenant-finish allowances, costs incurred for materials and labor in connection with multi-tenant floors corridor configurations, and moving expenses) incurred in connection with the sale, leasing, financing, re-financing, attempted sale, attempted leasing, attempted financing or attempted re-financing of the Premises or any part thereof;
(4) fees for professional services including legal, architectural, engineering, accounting, appraisal that (a) are not directly related to the management, operation, repair and maintenance of the Premises, or (b) are related to the sale, leasing, attempted sale or attempted leasing of the Premises or any part thereof, including but not limited to legal and accounting costs incurred in connection with (i) defending any lawsuits with any mortgagee of the Landlord, (ii) selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Premises, (iii) disputes or negotiations between Landlord and its employees (if any) not engaged in the Premises operation, and (iv) disputes or negotiations with Premises management personnel or other employees,
(5) depreciation and amortization;
(6) payment of principal and/or interest on debt or amortization payments on any mortgage or mortgages executed by Landlord covering Landlord’s property and rental under any ground or underlying leases or lease, ground lease payments, charges commonly referred to as “points” or other loan charges and fees in connection with any financing or refinancing associated with the

Premises, the land it is located on or with respect to all or any part of either;
(7) Landlord’s organizational, partnership and other general administrative overhead expenses for services not performed for the Premises;
(8) the cost of any judgment, settlement or arbitration award resulting from any tort liability (other than repair, maintenance or other costs that are otherwise proper Operating Expense hereunder);
(9) advertising and promotional expenditures, and costs of signs in or on the Premises identifying the owner of the building (provided however that nothing contained in the foregoing shall imply that Landlord has any right to place or maintain any signage in violation of the specific terms of this Lease);
(10) overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Premises, to the extent that the costs of such services exceed competitive costs for such services rendered by unaffiliated persons or entities of similar skill, competence and experience in an arms length transaction;
(11) Any cost of insurance incurred by Landlord, except as to reimbursement of Landlord for Landlord’s purchase of policies or payment of premiums or deductibles that Tenant is required to purchase pursuant to the terms of this Lease;
(12) repair costs resulting from defects in workmanship, materials, or equipment completed by Landlord to the extent Landlord failed to act as a prudent landlord in the selection or supervision of the person that performed the applicable work; and
(13) charitable contributions or donations.
(D). Not more than 90 days after the end of the calendar year in which the Rent Commencement Date occurs and of each calendar year thereafter during the Term of this Lease, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, and a statement comparing Tenant’s Estimated Additional Rent paid by Tenant with Tenant’s Additional Rent. In the event that Tenant’s Estimated Additional Rent paid by Tenant exceeds Tenant’s Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess (in the form of a credit against rentals next due, or in the form of a check delivered to Tenant within 30 days following Landlord’s delivery of such statement, at Landlord’s option). In the event that the Tenant’s Additional Rent exceeds Tenant’s Estimated Additional Rent paid by Tenant for said calendar year, Tenant shall pay Landlord, within 30 days of receipt of the statement, an amount equal to such difference.
If within two years following Landlord’s delivery of a Landlord’s statement for a calendar year, Landlord does not deliver to the Tenant a notice referring in reasonable detail to one or more errors in such statement, it shall be deemed conclusively (subject to any audit adjustments which may be made in the event Tenant has elected to audit such statement) that the information set forth in such statement for such calendar year is correct. Tenant shall have the right to request, review and audit, at Tenant’s expense, Landlord’s books and records regarding the determination of Tenant’s Additional Rent for the calendar year in question only upon written notice to Landlord and scheduling an appointment in advance. Such notice must be delivered within three months following Landlord’s delivery of Landlord’s annual statement for the calendar year in question to Tenant, or such right shall be waived with respect to such year. Any auditor who will perform such audit must not be an employee of Tenant, but must be a certified public accountant from a reputable accounting firm reasonably acceptable to Landlord or a reputable operating expense auditing firm reasonably acceptable to Landlord. Tenant shall submit its audit results and any objections to Landlord’s statement of Tenant’s Additional Rent within 90 days after Landlord’s delivery of Landlord’s annual statement. Thereafter, the parties shall proceed in good faith to attempt to resolve any dispute regarding Landlord’s statement within 45 days following receipt of Tenants’ audit results. In the event that Landlord and Tenant confirm pursuant to Landlord’s statement of Tenant’s Additional Rent or Landlord’s acceptance or verification of the results of Tenant’s audit, that Tenant’s Additional Rent paid by Tenant exceeds actual Tenant’s Additional Rent owed by Tenant for such calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within 30 days of the date of resolution. In addition, if Tenant’s third-party audit reflects that Tenant overpaid Tenant’s Additional Rent by more than 5% for such calendar year, and Landlord accepts Tenant’s audit conclusions or confirms same as a result of an independent audit or review of the disputed items by a certified public accountant conducted at Landlord’s expense, Landlord shall also reimburse Tenant for the reasonable cost of Tenant’s audit. The provisions of this Section shall survive the expiration of the Term and any renewals thereof.
5. USE.
(A). Permitted Use. The Premises shall be used only for the purpose of light industrial manufacturing, assembly, general warehouse storage, testing and related office uses, and for such other uses as are related thereto (“Tenant’s Permitted Use”). Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon. Tenant, at its sole expense, shall comply with all laws (including, without limitation, Environmental Requirements, as defined herein, and laws regarding access for handicapped or disabled persons), ordinances and regulations, and all declarations, covenants, and restrictions, applicable to Tenant’s use or occupation of the Premises, and with all governmental orders and directives of public officers which impose any duty or restriction with respect to the use or occupation of the Premises. Landlord makes no representation that the property is currently permitted for Tenant’s Permitted Use, and Tenant shall be solely responsible for obtaining all necessary governmental permits allowing for its use of the Premises, including, but not by way of limitation, any necessary certificates of occupancy. Tenant shall be permitted to store racking and shelving outside the Building for the first 12 months of the Lease Term, provided there shall be no materials, equipment, inventory, supplies or any other personal property stored on the racking and/or shelving while it is outside the Building. All racking and shelving shall be removed from outside the Building by the end of April 2007, and Tenant’s shall comply with all applicable governmental regulations regarding its outside storage during the 12-month period discussed herein.
(B). Prohibited Use. Tenant shall not take any action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord, neighboring property owners or tenants, or the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. Outside storage is prohibited without Landlord’s prior written consent. No use shall be made of the Premises that would constitute the Premises as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time.
6. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. Landlord shall have the right to cause at Landlord’s expense any of said services to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder or otherwise permit Tenant to terminate this Lease. Tenant acknowledges that Landlord will be making repairs to the water and wastewater lines which service the Premises by converting the service from private water system to the city of Houston’s water and wastewater system. Landlord shall not be liable for any interruption or failure of the utilities during the conversion, and Landlord will notify the Tenant when the conversion is complete so that Tenant may transfer its billing to the necessary party for payment of the utilities. Landlord agrees to use reasonable efforts to complete the conversion in a reasonable and timely manner and not unreasonably interfere with Tenant’s use of the Premises.
7. REAL ESTATE TAXES. Tenant shall reimburse Landlord for all Taxes that accrue against the Premises during the Lease Term. Landlord shall provide tenant with a copy of the tax appraisal every year of the lease term within 15 days of Landlord’s receipt of such appraisal. Tenant shall be entitled to confer with Landlord as to the appraised value of the Premises and make recommendations regarding the accurateness of the appraisal. Landlord shall have the sole right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All ad valorem taxes, capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as Additional Rent. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Notwithstanding any of the foregoing, nothing herein shall obligate Tenant to pay the following: (A) income, excess profits, revenue, franchise or other taxes of Landlord which are determined on the basis of Landlord’s net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Premises which, if it were in effect, would be payable by

Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, capital levy, transfer, gift or similar tax imposed on Landlord or any other owner of the fee of the Premises, (C) any capital gains tax imposed on Landlord in connection with the sale of the Premises to any person or entity, (D) any income, profits, or revenue tax, assessment, or charge imposed upon the Base Rent or Additional Rent or other benefit received by Landlord under this Lease by any governmental authority, or (E) interest, penalties, and fines on any of the foregoing.
8. LANDLORD’S INSURANCE. Tenant shall directly pay, at its sole cost and expense, for all fire and casualty insurance on the Premises as required herein. Landlord shall have no responsibility to pay for any policies on the Property during the term of this Lease.
9. REPAIRS.
(A). Landlord’s Repairs. Landlord shall maintain and repair, at Landlord’s expense, the structural soundness of the foundation and exterior walls of the Building of which the Premises are a part in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. The term “walls” as used in this Section 9 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Section 9, after which Landlord shall have a reasonable opportunity to repair. Notwithstanding the foregoing, if the Landlord’s repairs are necessitated due to the negligence or omissions of Tenant, its employees, invitees, contractors, agents or assigns, then Tenant shall reimburse Landlord for the full cost of such repairs within 15 days of receipt of written notice from Landlord. Additionally, Landlord shall maintain, at Tenant’s expense, the roof, parking lots and utility lines located on the Land and on the exterior of the Building to their connection with the public utility line. These costs will be assessed as part of the Operating Expenses reimbursed by Tenant pursuant to Section 4(B) herein.
Landlord shall, prior to the Commencement Date, inspect the roof and electrical, plumbing and HVAC systems serving the Premises, and Landlord shall make any repairs, at its sole cost and expense, as necessary, to the roof and electrical, plumbing and HVAC systems serving the Premises as soon as is reasonably possible following the inspections. Additionally, Landlord will make any repairs necessary, at its sole cost and expense, unless such repairs are due to the acts or omissions of Tenant, its employees, contractors, agents or invitees, to the roof and electrical, plumbing or HVAC systems during the first 120 days of the Lease Term.
(B). Tenant Repairs. Except only those repairs for which Landlord is responsible under this Section 9, Tenant, at Tenant’s cost and expense, shall maintain in good repair and condition all parts of the Premises and Tenant shall additionally maintain the lighting, electrical systems, and plumbing lines and equipment located within the Building on the Premises. In the event Tenant fails or otherwise refuses to maintain the aforementioned as required by this Section, Landlord shall have the right, but not the obligation to perform such maintenance, and Tenant shall reimburse Landlord for all such costs and expenses, except to the extent such repairs and replacements are covered by insurance on the Premises under policies naming Landlord as the insured. Tenant shall repair and pay for any damage to the Premises caused by Tenant and Tenant’s employees, agents, or invitees, or caused by Tenant’s default hereunder. Tenant shall maintain and repair the Premises in a manner consistent with other similar buildings of the class of the Premises in the Houston, Texas area. Landlord shall have the right to review and inspect the Tenant’s repairs and maintenance records for the purpose of determining the Tenant’s compliance with its obligations herein. In the event Landlord reasonably determines that the Premises is not being properly maintained or repaired then Landlord may require Tenant to make such repairs or maintain the Premises in accordance with the terms hereof.
(C). HVAC Maintenance. Tenant shall enter annual, written maintenance contracts with competent, licensed contractors, reasonably approved by Landlord. Such contracts shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least every 120 days (or more frequently if required by applicable Law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and test, or by the manufacturers= warranty, services manual or technical bulletins or otherwise required to ensure proper and efficient operation, including emergency work, (iii) a detailed record of all services performed, and (iv) an annual service report at the end of each calendar year. Such maintenance contracts represent part of Tenant’s obligations under this Section, and shall not be deemed to limit Tenant’s general obligations to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition.
(D). End of Lease Term. Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, Landlord may, by notice to Tenant, require Tenant at Tenant’s expense to remove any or all Trade Fixtures (as hereinafter defined) and/or any or all Tenant Improvements and to repair any damage caused by such removal. Any Trade Fixtures, Tenant Improvements, or other property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All Tenant Improvements except those that Landlord requires Tenant to remove shall remain in the Premises as the property of Landlord.
(E). All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, all payment obligations with respect to all obligations concerning the condition and repair of the Premises. Upon the termination of the Lease Term and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment serving the Premises, in good condition and repair, reasonable wear and tear excepted. All such amounts shall be used and held by Landlord for payment of such obligations, the Tenant being liable for any additional costs therefore upon demand by Landlord.
10. ASSIGNMENT AND SUBLEASING.
(A). General. Without Landlord’s prior written consent, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law and shall bind any permitted assignee or sublessee. For purposes of this Section, a transfer of 10% of the ownership interests of Tenant shall be deemed an assignment of this Lease. Any consent to any such assignment or other transfer shall be at the complete discretion of Landlord, and Landlord’s consent to an assignment, subletting or other transfer shall be either given or denied in writing within 30 days of Landlord’s receipt of Tenant’s written request to assign or sublet the Premises, provided, however, that Landlord’s consent to a subletting of the Premises shall not be unreasonably withheld or conditioned. If Landlord consents to a proposed assignment, subletting or other transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it assumes the Tenant’s obligations hereunder. Landlord’s consent to any assignment, subletting or other transfer shall not waive Landlord’s rights as to any subsequent assignment, subletting or transfer. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses including, without limitation, reasonable attorney’s fees actually incurred, in connection with any assignment, sublease or other transfer. Notwithstanding any assignment, subletting or other transfer, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings).
(B). Affiliate Transfers. Notwithstanding the terms provided above, Tenant may assign or sublet the Premises or any part thereof to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”) without the prior written consent of Landlord. In such event, Tenant must give Landlord at least ten days prior written notice and execute and deliver to Landlord such instruments as Landlord may reasonably request with respect to any such assignment or subletting.
(C). Landlord Transfer. Landlord may transfer, in whole or in part, the Premises and any of its rights under this Lease. Upon Landlord’s assignment of its rights and liabilities under this Lease, then Landlord shall thereby be released from any further obligations hereunder.
11. TENANT’S INSURANCE.
(A). Tenant’s Insurance. Tenant, at its own cost and expense, shall maintain during the Lease Term a policy or policies of: fire and extended coverage insurance covering the replacement cost of all property and improvements, installed or placed in the Premises by Tenant; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; commercial liability insurance, with liability limits of not less than $3,000,000 combined single limit per occurrence (together with such umbrella coverage as Landlord may require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises; and, if appropriate for Tenant’s operations, pollution liability insurance with such limits as Landlord may reasonably require; provided, however, that Landlord may from time to time reasonably require an increase in the policy amount of the pollution liability insurance. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).

(B). Fire/Casualty Insurance. Tenant, at its own cost and expense, shall maintain fire and lightning with extended coverage insurance covering the replacement cost of the Building and Premises and against such other risks as Landlord’s lender(s) may require, all in an amount equal to the full insurable value of the Building and all improvements on the Premises, such insurance to be written in form and with companies reasonably approved by Landlord and approved by its lender(s). The policy shall be made payable to Landlord and to American First National Bank, 9999 Bellaire Boulevard, Houston, Texas 77036 (the “Lender”) pursuant to the standard Texas mortgagee clause, without contribution. Such policies shall provide, by way of riders, endorsements or otherwise that the insurance provided thereby shall not be terminated, reduced or otherwise limited regardless of any breach of the representations and agreements therein and that no such policy shall be cancelled, endorsed or amended to any extent unless the issuer thereof shall have first given Landlord and the Lender at least 30 days prior written notice. The Lender may be changed from time to time and Tenant shall have the policies required in this Section (B) amended as may be requested by the Lender or any new lender as the case may be.
(C). All policies or certificates thereof required herein in Sections (A) and (B) shall be delivered to Landlord by Tenant prior to Tenant entering the Premises, whether before or on the Commencement Date as provided for herein, and at least 10 days prior to each renewal of said insurance. Tenant shall be solely responsible for the payment of all premiums and deductibles required pursuant to any of the policies obtained herein. If Tenant fails to obtain any of the policies as required herein, Landlord may purchase such insurance at Tenant’s expense, and the cost of the insurance purchased by the Landlord shall be reimbursed by Tenant following written notice from Landlord, as Additional Rent.
12. TENANT IMPROVEMENTS AND TRADE FIXTURES.
(A). Tenant Improvements. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant Improvements”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All Tenant Improvements shall comply with insurance requirements and with applicable law, ordinances, and regulations, including, without limitation and to the extent applicable, laws and regulations regarding removal or alteration of structural or architectural barriers to handicapped or disabled persons (and Tenant shall construct at its expense any alteration required by such laws or regulations, as they may be amended). All plans and specifications for any Tenant Improvements shall be submitted to Landlord for its approval, such approval shall not be unreasonably withheld, conditioned or delayed, and Landlord may thereafter monitor construction. Landlord may post on and about the Premises notices and give notices that Landlord shall not be liable on account of any damage or claim in connection with such construction, and Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction. Landlord’s right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations. At Landlord’s request, Tenant shall obtain payment and performance bonds for any Tenant Improvements which bonds shall be delivered to Landlord prior to commencement of work on the Tenant Improvements and shall be in form and substance satisfactory to Landlord. Upon completion of any Tenant Improvements, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant

Improvements and final lien waivers from all such contractors and subcontractors.
(B). Trade Fixtures. Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) as it desires provided that such items do not alter the basic character of the Premises, do not overload or damage the same, and may be removed without material injury to the Premises, and provided that the construction, erection, and installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord’s requirements. Subject to the terms of this Lease, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures, inventory, office supplies, shelves, furniture, signs, bins, machinery, equipment and all other personal property, and shall repair any damage caused by such removal, by the last day of the Lease Term. The shelving and racking systems in the Premises prior to the Effective Date are all deemed the property of Tenant, and shall be removed in accordance with the provisions of this Section at the end of the lease term.
13. FIRE AND CASUALTY DAMAGE.
(A). Notice. If at any time during the Lease Term, the Premises is damaged by fire or other casualty, Landlord may elect upon notice to Tenant delivered as soon as practicable but not later than 90 days after the date of such loss to terminate this Lease or to repair and reconstruct the damaged improvements to substantially the same condition in which they existed immediately before the damage, except that Landlord shall not be required to repair and reconstruct any fixtures, additions, or other improvements that Tenant is required to insure under Section 11. If Landlord’s notice to Tenant provides that the repairs cannot be completed within 6 months from the date of Landlord’s election to repair, then Tenant may terminate this Lease by written notice to Landlord (provided such notice is given within 20 days after the Landlord’s notice was provided to the Tenant).
(B). Landlord’s Repair. If Landlord elects to repair and reconstruct the damaged improvements, the repair and replacement will be made within 6 months from the date of Landlord’s election to repair and reconstruct, subject to delays arising from the collection of insurance proceeds or from Force Majeure (hereinafter defined) events, and this Lease shall remain in full force and effect provided that the Lease Term will be extended for a time equal to the period beginning on the date the loss or damage was suffered until the repairs and replacement are completed. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease. Tenant may terminate this Lease by notice to Landlord (given within 10 days after the 6-month period) if Landlord’s repair or replacement have not been substantially completed within such 6-month period plus any period by which such repair or replacement was delayed by the collection of insurance proceeds, any act or neglect by Tenant or its contractors or Force Majeure events. If Landlord elects to repair and/or reconstruct the damaged improvements, Tenant shall pay to Landlord the amount of the commercially reasonable deductible under Landlord’s insurance policy within 10 days after presentment of Landlord’s invoice. If the damage involves other premises, Tenant shall pay the portion of the deductible in the proportion that the cost of the repair and replacement of the Premises bears to the total cost of repair and replacement, as determined by Landlord. As used herein, “Force Majeure” is defined as any conditions or events causing a delay in performance including without limitation delays caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, enemy or hostile governmental actions, civil commotion, fire or other casualty, and any other causes beyond the reasonable control of Landlord.
(C). Base Rent Abatement. If the Premises or a portion thereof is not usable to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto as a result of damage by fire or other casualty to the Premises or building in which the Premises are located, and Landlord elects to repair and/or reconstruct the damaged improvements, Base Rent shall be abated from the date of such damage or destruction until substantial completion of repairs and reconstruction in the proportion which the area of the Premises which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and to the extent permitted by applicable law, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.
14. SUBORDINATION. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant except for the SNDA discussed herein. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.
Within 45 days after the Effective Date of this Lease, Landlord shall cause any existing holder of the deed of trust lien against the Premises to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant in a form as proposed by the existing holder of the deed of trust lien and reasonably acceptable to the Tenant. The proposed form of the SNDA shall be provided to the Tenant as within fifteen (15) days of the Effective Date, and upon its reasonable approval, Tenant will promptly execute such SNDA upon receipt of same after it is executed by the existing holder of the deed of trust lien against the Premises.
15. CONDEMNATION. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with the permitted use of the Premises or in Landlord’s reasonable judgment, would materially interfere with or impair its ownership or operation of the Premises, then upon written notice by Landlord, this Lease shall terminate and Base Rent and Additional Rent shall be apportioned as of said termination date, and no further Base Rent shall be due hereunder. If 25% or more of the Building should be Taken and, in Tenant’s reasonable judgment, the Taking would prevent or materially interfere with Tenant’s permitted use of the Premises, then Tenant may, upon written notice terminate this Lease, provided such written notice is provided within 30 days of Tenant’s notice of the condemnation. If the Tenant provides the proper written notice and Landlord reasonably determines that 25% or more of the Building is being Taken, then Base Rent and Additional Rent shall be apportioned as of said termination date, and no further Base Rent or Additional Rent shall be due hereunder.
If part of the Premises shall be Taken and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recovered by Tenant for moving expenses, damage to Tenant’s Trade Fixtures, and the value of the unexpired term of this Lease or Tenant’s leasehold interest, if a separate award for such items is made to Tenant.
16. LANDLORD’S LIEN/SECURITY INTEREST. Intentionally Omitted.
17. EVENTS OF DEFAULT/LANDLORD’S REMEDIES. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:
(1)	Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days from the date of Landlord’s written notice of such amount being past due pursuant to a Lease Term;

(2)	Failure of Tenant to perform any of its other obligations under this Lease (other than a default in payment, which is covered in clause (1) above); provided, however, that in the event of such failure, Tenant shall be afforded a period of 30 days following Tenant’s receipt of written notice (or such longer period therefor provided elsewhere in this Lease) in which to cure such failure. If such failure cannot reasonably be cured within such period due to factors beyond Tenant’s reasonable control, the length of such cure period shall be extended for the period reasonably required therefor (but in no event longer than 60 days from the date of receipt of Landlord’s notice) if Tenant commences curing such failure within such 30 day period and continues the curing thereof with reasonable diligence and continuity, so long as Tenant delivers to Landlord within the initial 30 day period notice that such failure cannot reasonably cured within said 30 day period and specifies in such notice the estimated time in which said failure shall be cured, which may in no event exceed 60 days;

(3)	Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) become insolvent; (B) admit in writing its inability to pay its debts; (C) make a general assignment for the benefit of creditors; (D) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or

(4)	Any case, proceeding or other action against Tenant or any guarantor or surety of Tenant’s obligations hereunder shall be commenced seeking (A) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (B) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (C) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in the entry of an order for relief against it which it is not dismissed within 90 days of its filing or entry.
LANDLORD’S REMEDIES.
(A). General. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: (i) terminate this Lease or Tenant’s right of possession, but Tenant shall remain liable as hereinafter provided; (ii) alter locks or other security devices at the Premises, without notice to Tenant, to deprive Tenant access thereto and Landlord shall not be required to provide a new key or right of access to Tenant; and/or (iii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.
(B). Lease Termination. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions then affecting leasing. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination. Landlord agrees to use reasonable efforts to mitigate its damages. Landlord will have satisfied the duty to mitigate and will have used objectively reasonable efforts to relet the Premises if, within 45 days of the abandonment of the Premises by Tenant (or removal of Tenant from the Premises) Landlord (1) places a “for lease”

sign at the Premises; (2) places the Premises on Landlord’s inventory of available space; (3) makes Landlord’s inventory available to area brokers; and (4) shows the Premises to prospective tenants who request to see it. Landlord’s efforts to mitigate shall not be required to exceed such efforts as Landlord generally uses to lease other space owned by Landlord and available for rent. Landlord shall not be required to take any instruction or advice given by Tenant regarding reletting the Premises, and Landlord shall not be required to accept any substitute tenant who does not lease the entire Premises upon terms and conditions satisfactory to Landlord in its reasonable discretion.
(C). Possession Termination. If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the sum of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including without limitations brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom) to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
(D). No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord.
18. HOLDING OVER. If, for any reason, Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this

Lease except as otherwise expressly provided, and this Section 18 shall not be construed as consent for Tenant to retain possession of the Premises.
19. NOTICES. All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below. For purposes of notice the addresses of Landlord and Tenant are as follows:

If to Landlord:	Premier Property Services Inc.
(c/o C&L Partnership, Ltd.)
9225 Katy Freeway, Suite 202
Houston, TX. 77024

with a copy to:	Scott A. Elder, esq.
Cokinos, Bosien & Young
2221 East Lamar Boulevard, Suite 750
Arlington, Texas 76006

If to Tenant:	Powell Industries, Inc.
8550 Mosley Drive
Houston, Texas 77075
Attn: Chief Financial Officer
Either party may by notice given as aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.
20. SECURITY DEPOSIT. On the Effective Date, Tenant shall deposit with Landlord a Security Deposit in the amount of $25,000, which shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of an Event of Default, Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon and Landlord shall have no requirement to place the Security Deposit in escrow and will not be liable to Tenant for commingling of Security Deposit with Landlord’s other funds. The Security Deposit shall be deemed the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Section 20.
21. Intentionally Omitted.

22. INDEMNIFICATION AND WAIVER. EXCEPT FOR LANDLORD’S (OR LANDLORD’S EMPLOYEES OR AGENTS) GROSS NEGLIGENCE AND WILLFUL MISCONDUCT, TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, AND LANDLORD’S PARTNERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) FOR INJURIES TO ANY PERSON AND DAMAGE TO OR THEFT OR MISAPPROPRIATION OR LOSS OF PROPERTY WHETHER OCCURRING IN OR ABOUT THE PREMISES AND ARISING FROM TENANT’S USE AND OCCUPANCY OF THE PREMISES OR FROM ANY ACTIVITY, WORK, OR THING DONE, PERMITTED OR SUFFERED BY TENANT IN OR ABOUT THE PREMISES (INCLUDING, WITHOUT LIMITATION, ANY ALTERATION BY TENANT) OR FROM ANY BREACH OR DEFAULT ON THE PART OF TENANT IN THE PERFORMANCE OF ANY COVENANT OR AGREEMENT ON THE PART OF TENANT TO BE PERFORMED UNDER THIS LEASE OR DUE TO ANY OTHER ACT OR OMISSION OF TENANT, ITS SUBTENANTS, ASSIGNEES, INVITEES, EMPLOYEES, CONTRACTORS AND AGENTS OR THE ORDINARY NEGLIGENCE, NEGLIGENCE PER SE, STATUTORY, AND/OR STRICT LIABILITY OF LANDLORD. THE FURNISHING OF INSURANCE REQUIRED HEREUNDER SHALL NOT BE DEEMED TO LIMIT TENANT’S OBLIGATIONS UNDER THE PROVISIONS OF THIS SECTION 22. LANDLORD AND ITS PARTNERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL NOT BE LIABLE FOR, AND TENANT HEREBY WAIVES ALL CLAIMS AGAINST SUCH PARTIES FOR, INJURY TO PERSONS OR DAMAGE TO PROPERTY SUSTAINED BY TENANT OR ANY PERSON CLAIMING THROUGH TENANT RESULTING FROM ANY ACCIDENT OR OCCURRENCE IN OR UPON THE PREMISES FROM ANY CAUSE WHATSOEVER, INCLUDING WITHOUT LIMITATION, INJURY OR DAMAGE CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENCE, NEGLIGENCE PER SE, STATUTORY, AND/OR STRICT LIABILITY OF LANDLORD OR ITS PARTNERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.
Notwithstanding the foregoing, except to the extent (but only to the extent) that injury, death or property damage results from or is attributable to the negligence or willful misconduct of Tenant, its agents or employees, Landlord shall be liable to Tenant for and hereby agrees to indemnify, protect, defend and hold Tenant and Tenant’s shareholders, agents, directors, officers, members, employees, contractors, successors, assigns, and their respective personnel, agents, employees, contractors and representatives (collectively, the “Tenant Related Parties”), harmless of and from any and all claims, causes of action, fines, damages, liabilities, obligations, suits, losses, liens, judgments and expenses (including court costs, reasonable attorneys’ fees and costs of investigation) of any kind, nature or description which result or arise or are alleged to result or arise from: (i) any breach or violation or non-performance of any covenant by Landlord under this Lease; or (ii) the activities of Landlord in and around the Premises, or the operations or conduct of Landlord’s business upon the Premises; or (iii) any breach, violation or non-performance by Landlord of any law or Environmental Requirements (as hereinafter defined) (the claims described in subparagraphs (i) through (iii) being collectively, the “Tenant Claims”).
23. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors shall have the right to enter the Premises at any reasonable time upon twenty four hours notice to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during normal business hours for the purpose of showing the Premises to prospective lenders or purchasers or, during the last 180 days of the Lease Term, prospective tenants; in addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available to let or that the Premises is available for sale. Landlord shall conduct its activities on the Premises as allowed in this Section in a reasonable manner and so as not to cause an unreasonable inconvenience to Tenant.
24. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise. Tenant hereby acknowledges that the access road to the Premises is part of a joint access easement and other tenants and owners from the surrounding buildings are entitled to use the access road for ingress and egress, such Declaration of Reciprocal Easements being filed of record on or about November 28, 2005 at Harris County Clerk’s File No. Y923840.
25. LANDLORD’S DEFAULT AND LIABILITY.
(A). Landlord’s Default. Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary, but in no event longer than 60 days from the date of receipt of Tenant’s notice). If Landlord is in default hereunder, Tenant’s exclusive remedy shall be an action for damages. All obligations of Landlord hereunder shall be construed as covenants not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.
(B). Landlord’s Liability. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer of such owner of its interests in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease and/or with respect to the Premises or otherwise shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord and/or its partners, officers, directors, agents or employees in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord or such other parties.
26. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate reasonably requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within 10 days after the Landlord’s written request thereof. Landlord shall use good faith efforts to respond to any similar requests for estoppel certificates (in form(s) acceptable to Landlord), requested by Tenant’s lenders or prospective assignees from time to time within 10 business days following receipt of such request(s).
27. ENVIRONMENTAL REQUIREMENTS.
(A). General. Except for such incidental cleaning agents and solutions or maintenance materials used in the ordinary course or materials and goods stored as part of Tenant’s Permitted Use of the Premises (but such use and storage shall be in compliance with all Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with, and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, or other similar enactments of any governmental authority of agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders, or policies regulating or relating to any Hazardous Materials or pertaining to health, safety, industrial hygiene, or the environmental conditions on, under, or about the Premises or the environment, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; and all state and local counterparts, supplements or additions thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Materials” means and includes petroleum (as defined in CERCLA), asbestos and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.
(B). Indemnity. Tenant shall indemnify, defend, and hold Landlord any its partners, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, consultant fees, reasonable attorneys’ fees, or expert fees) which arise during or after the Lease Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of any breach of the obligations under this Section 27 or noncompliance with any Environmental Requirement by Tenant, it agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. Tenant shall bear the burden of proof by a preponderance of the evidence that the foregoing indemnification is inapplicable to any claim for indemnification by Landlord. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Premises.
(C). Landlord’s Indemnity. Landlord shall indemnify, defend, and hold Tenant and any of its partners, officers, directors, agents and employees harmless from and against any and all manner of losses, claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, consultant fees, reasonable attorneys’ fees, or expert fees) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Premises located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises to the extent caused by Landlord. Landlord’s obligations hereunder shall include, without limitation, and whether foreseeable or decontaminated of the Premises, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the Term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Landlord, or its employees, agents, assignees, contractors or sub-contractors (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord.
28. SECURITY SERVICE. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other injury (including death) or damage suffered or incurred by Tenant or its employees or agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. There shall be no charges assessed to Tenant for security services as part of the Operating Expenses.
29. ENTIRE AGREEMENT. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter hereof, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior letters of intent, agreements, promises, negotiations, or representations not expressly set forth in this Lease are hereby merged into this Lease and no longer of force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. This Lease supercedes any and all prior leases, agreements and addendums previously entered into by and between the parties. This Lease includes Exhibits “A” through “C” (which are attached and form a part hereof) all of which, along with this Lease, constitute the entire agreement of the parties and shall in no way be conditioned, modified or supplemented except by a written agreement executed by both parties.
30. SEVERABILITY. If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
31. MISCELLANEOUS.
(a)	Any payments or charges due from Tenant to Landlord hereunder shall be considered rent (“Rent”) for all purposes of this Lease.

(b)	Neither this Lease nor a memorandum of lease shall be filed or recorded by or on behalf of Tenant with any public official or recorder’s office. Landlord may prepare and file, and upon request by Landlord, Tenant will execute, a memorandum of lease.

(c)	The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(d)	Any amount not paid by Tenant within 30 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of: the maximum non-usurious contract rate of interest permitted by Texas law; or 18 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(e)	Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises is located, excluding any principles of conflicts of law.

(f)	Time is of the essence with respect to the performance of every obligation of either party under this Lease.

(g)	Landlord represents and warrants to Tenant that as of the Effective Date, Landlord has authority to execute, deliver and perform this Lease and each instrument and agreement to be executed and delivered by Landlord pursuant hereto and to take all of the actions contemplated hereby to be taken by Landlord, including, but not limited to, delivery of possession of the Premises to Tenant free and clear of all leases, subleases and subtenancies and subject, however, to all liens, encumbrances, covenants, conditions and restrictions of record pertaining to the Premises as of the date of execution of this Lease by Landlord.

(h)	Tenant represents and warrants to Landlord that as of the Effective Date, Tenant has authority to execute, deliver and perform this Lease and each instrument and agreement to be executed and delivered by Tenant pursuant hereto and to take all of the actions contemplated hereby to be taken by Tenant.

(i)	This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after a counterpart hereof has been executed by each party; all said counterparts shall, when taken together, constitute the entire single Lease between the parties.

(j)	Landlord acknowledges that Tenant shall have no obligation under the Lease to operate a business on the Premises.

LANDLORD: C&L PARTNERSHIP, LTD.
By:	/s/ Henry Chen
Henry Chen,
President

TENANT: POWELL INDUSTRIES, INC.
By:	/s/ Don R. Madison
Don Madison,
CFO

EXHIBIT B
OPTION TO EXTEND
     Tenant has the right to extend this Lease beyond the Lease Term set forth in the Section 2 above upon the following terms and conditions:
(a)	Should Tenant fully and faithfully perform all of the terms and conditions of this Lease, Tenant may extend the term of this lease for two consecutive periods of 60 months each (hereinafter referred to as “Extension Terms”) to begin on the day following the expiration of the Lease Term. Should Tenant be in default of any of the terms, covenants or conditions of this Lease at the date of expiration of the Primary Term, or initial Extension Term, this Option to Extend shall be null and void.

(b)	Tenant may exercise this Option to Extend by giving Landlord notice of its intention to do so not less than six months prior to the expiration of the Primary Term or initial Extension Term. To constitute effective notice of intention to exercise the option set forth herein, the notice must be sent in the manner set forth in the Lease and must be post-marked not later than the latest date provided in this section for Tenant’s exercise right of its Option to Extend.

(c)	Any exercise of Tenant’s Option to Extend will be under the same terms, covenants and conditions of the Lease, with the exception that the Base Rent, Operating Expenses and other payments due hereunder shall be at the prevailing market rate as agreed on by Landlord.

EXHIBIT C
TENANT’S WORK
Subject to the provisions of Section 12 herein regarding Tenant’s Improvements, Tenant shall be entitled to make the following improvements to the Premises, at its sole cost and expense (the “Tenant’s Work”):
Install a compressed air system throughout the Premises; construct new bathrooms in the Premises; and construct new office space on the first floor (directly under the office space which currently is located on the second floor) of the Premises. If Tenant elects to install the new office space, Tenant shall deposit with Landlord an additional $25,000 as an additional Security Deposit prior to commencement of such office space construction. The additional Security Deposit will be subject to the terms of Section 20 of the Lease and shall be paid to Landlord upon Landlord’s written approval of Tenant’s plans and specifications for such office space in accordance with Section 12 of this Lease.
Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby acknowledge that Tenant shall have no obligation to construct Tenant’s Work or any other improvements on the Premises.

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